Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amended Registration Statement on Form S-1 of Amphitrite Digital Incorporated of our report dated June 9, 2023 except as to the effect of the restatement described in Note 1, which is dual dated September 21, 2023, Paradise Adventures, LLC of our report dated July 25, 2023, except as to the effect of the restatement described in Note 1, which is dual dated September 21, 2023 and Paradise Group of Companies of our report dated May 11, 2023 relating to our audits of the financial statements as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, which appears in the Amended Registration Statement on Form S-1 of Amphitrite Digital Incorporated for the years ended December 31, 2022 and 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions

Assurance Dimensions

Tampa, Florida

September 29, 2023